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                                                                      EXHIBIT 16

                    [Letterhead of Samuel F. May Jr., C P A]


May 3, 2002

Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

We are in agreement with the statements made by Newcourt Holdings, Inc. in the attached Form 10-KSB for the year ended December 31, 2001 regarding the change in registrant's independent public accountants.


/s/ Samuel F. May Jr., CPA
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Samuel F. May Jr.
Certified Public Accountant